Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Lori M. Milovich	David W. Carlson
Director, Public &	Executive Vice President &
Investor Relations	Chief Financial Officer
GameStop Corp.	GameStop Corp.
(817) 424-2130	(817) 424-2130

GameStop Corp. Reports Record Earnings for 2003

Fourth Quarter EPS Grows 29%

300 — 330 New Stores Projected for 2004

Grapevine, TX (March 17, 2004)—GameStop Corp. (NYSE: GME), the nation’s largest video game and entertainment software specialty retailer, today reported record earnings for the fourth quarter and for the full year ended January 31, 2004.

GameStop reported record earnings of $63.5 million during the fiscal year ended January 31, 2004, or $1.06 per diluted share, an increase of 21.8%, as compared to $52.4 million, or $0.87 per diluted share, in the prior fiscal year. For the fourth quarter of fiscal 2003, earnings were $39.6 million, or $0.67 per diluted share, an increase of 28.8%, as compared to $31.6 million, or $0.52 per diluted share, in the prior year quarter.

Operating margins on a pro-forma basis, after considering the effects of implementing EITF 02-16 (see Schedules I and II), rose 40 basis points in the fourth quarter, to 10.5%, and full-year operating margins improved 50 basis points to 6.9%. Operating margin improvements were primarily achieved through gross margin expansion, as GameStop continued to refine its promotional marketing, and improve in-store merchandising to generate a more favorable merchandise mix. In addition, fourth quarter productivity of new stores exceeded the company’s expectations.

GameStop finished fiscal 2003 with a strong balance sheet, including a cash balance of $205 million, and no debt outstanding. GameStop’s business model has proven to

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generate a superior return on investment with significant free-cash flow and nominal per-store cash requirements.

“We set very aggressive growth and productivity goals for GameStop in 2003,” said R. Richard Fontaine, Chairman and CEO. “I am pleased that virtually all areas of our business were improved throughout the year. We started the year with a goal of making the GameStop model more productive, and we have successfully done so. Our in-store merchandising presentation was more effective, our distribution became more efficient, and our store systems became more responsive to the changing needs of the business. In addition, our new and used business combination was further refined during the year, our stores are almost entirely rebranded, and our market-by-market real estate assessments were more thorough and successful than ever. As such, we are very confident in the outlook for 2004, and plan to add another 300 to 330 new stores throughout the United States and Europe.”

Guidance for the first quarter and full year 2004 remain unchanged. For the first quarter of fiscal 2004, the company continues to expect comparable store sales to range from flat to +2%, while diluted earnings per share are expected to range from $0.13 to $0.14. For the fiscal year ending January 29, 2005, diluted earnings per share are expected to range from $1.20 to $1.24.

During the first quarter of fiscal 2003, GameStop implemented FASB Emerging Issues Task Force Issue 02-16 (EITF 02-16), which deals with the accounting for vendor rebates, advertising allowances, and other cash consideration received from vendors. The implementation of EITF 02-16 reduced fiscal 2003 net earnings by $0.05 per diluted share due to the deferral of vendor allowances reported as a reduction in merchandise inventories. In Schedules I and II, we have presented both this year’s and last year’s fourth quarter and year to date results on a pro forma basis as if EITF 02-16 had been implemented prior to the beginning of fiscal 2002.

About GameStop Corp.

Headquartered in Grapevine, TX, GameStop Corp. (NYSE: GME) is the nation’s largest video game and entertainment software specialty retailer, based on the number of U.S. stores and U.S. revenues. The company operates 1,514 retail stores throughout 49 states, the District of Columbia, Puerto Rico and Ireland, primarily under the GameStop(R) brand. In addition, the company owns a commerce-enabled Web property,

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GameStop.com, and Game Informer(R) magazine, a leading video and computer game publication.

GameStop Corp. sells the most popular new software, hardware and game accessories for the PC and next generation video game systems from Sony, Nintendo, and Microsoft, and is also the industry’s largest reseller of used video games. In addition, the company sells computer and video game magazines and strategy guides, action figures, and other related merchandise to more than 30 million customers.

Barnes and Noble, Inc. (NYSE: BKS), the world’s largest bookseller, has approximately a 65 percent interest in GameStop. General information on GameStop Corp. can be obtained via the Internet by visiting the company’s corporate Website: http://www.gamestop.com/investor-relations/

SAFE HARBOR

This press release (including the attached schedules) contains “forward-looking statements.” GameStop Corp. is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, seasonality, decreased consumer demand for the company’s products, possible disruptions in the company’s computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online and other initiatives, the successful integration of acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company’s control. In addition, the video game industry has historically been cyclical in nature and dependent upon the introduction of new generation systems and related interactive software. Please refer to the company’s reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

GameStop Corp. March 17, 2004	Page 4

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GameStop Corp. March 17, 2004	Page 5

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	13 weeks	13 weeks
	ended	ended
	January 31, 2004	February 1, 2003
Sales	$625,381	$520,396
Cost of sales	461,705	393,477

Gross profit	163,676	126,919
Selling, general and administrative expenses	90,581	68,459
Depreciation and amortization	8,140	5,948

Operating earnings	64,955	52,512
Interest expense (income), net	(156)	(375)

Earnings before income tax expense	65,111	52,887
Income tax expense	25,554	21,300

Net earnings	$39,557	$31,587

Earnings per common share:
Basic	$0.71	$0.55
Diluted	$0.67	$0.52
Weighted average common shares outstanding:
Basic	55,705	57,040
Diluted	59,195	60,561

GameStop Corp. March 17, 2004	Page 6

	13 weeks	13 weeks
	ended	ended
	January 31, 2004	February 1, 2003
Percentage of sales:
Sales	100.0%	100.0%
Cost of sales	73.8%	75.6%

Gross profit	26.2%	24.4%
SG&A expenses	14.5%	13.2%
Depreciation and amortization	1.3%	1.1%

Operating earnings	10.4%	10.1%
Interest expense (income), net	—	(0.1)%

Earnings before income tax expense	10.4%	10.2%
Income tax expense	4.1%	4.1%

Net earnings	6.3%	6.1%

GameStop Corp. March 17, 2004	Page 7

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	52 weeks	52 weeks
	ended	ended
	January 31, 2004	February 1, 2003
Sales	$1,578,838	$1,352,791
Cost of sales	1,142,264	1,009,491

Gross profit	436,574	343,300
Selling, general and administrative expenses	303,243	233,676
Depreciation and amortization	28,947	22,553

Operating earnings	104,384	87,071
Interest expense (income), net	(804)	(630)

Earnings before income tax expense	105,188	87,701
Income tax expense	41,721	35,297

Net earnings	$63,467	$52,404

Earnings per common share:
Basic	$1.13	$0.93
Diluted	$1.06	$0.87
Weighted average common shares outstanding:
Basic	56,330	56,289
Diluted	59,764	60,419

GameStop Corp. March 17, 2004	Page 8

	52 weeks	52 weeks
	ended	ended
	January 31, 2004	February 1, 2003
Percentage of sales:
Sales	100.0%	100.0%
Cost of sales	72.4%	74.6%

Gross profit	27.6%	25.4%
SG&A expenses	19.2%	17.3%
Depreciation and amortization	1.8%	1.7%

Operating earnings	6.6%	6.4%
Interest expense (income), net	—	(0.1)%

Earnings before income tax expense	6.6%	6.5%
Income tax expense	2.6%	2.6%

Net earnings	4.0%	3.9%

GameStop Corp. March 17, 2004	Page 9

GameStop Corp.
Balance Sheets
(in thousands, except per share data)

	January 31,	February 1,
	2004	2003
ASSETS:
Current assets:
Cash and cash equivalents	$204,905	$232,030
Receivables, net	9,545	6,893
Merchandise inventories	223,526	161,369
Prepaid expenses and other current assets	14,340	10,127
Prepaid taxes	12,775	—
Deferred taxes	7,661	6,034

Total current assets	472,752	416,453

Property and equipment:
Leasehold improvements	57,259	39,927
Fixtures and equipment	131,556	84,726

	188,815	124,653
Less accumulated depreciation and amortization	84,784	56,259

Net property and equipment	104,031	68,394

Goodwill, net	320,826	317,957
Other noncurrent assets	1,315	1,105

Total assets	$898,924	$803,909

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$204,011	$160,378
Accrued liabilities	79,839	65,779
Accrued income taxes payable	—	15,814

Total current liabilities	283,850	241,971
Deferred taxes	17,731	10,391
Other long-term liabilities	3,310	2,872

Total liabilities	304,891	255,234

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	January 31,	February 1,
	2004	2003
Stockholders’ equity:
Preferred stock — authorized 5,000 shares; no shares issued or outstanding	—	—
Class A common stock — $.001 par value; authorized 300,000 shares; 22,993 and 21,050 shares issued and outstanding, respectively	23	21
Class B common stock — $.001 par value; authorized 100,000 shares; 36,009 shares issued and outstanding	36	36
Additional paid-in-capital	510,597	493,998
Accumulated other comprehensive income	296	—
Retained earnings	118,087	54,620
Treasury stock, at cost, 2,304 and 0 shares, respectively	(35,006)	—

Total stockholders’ equity	594,033	$548,675

Total liabilities and stockholders’ equity	$898,924	$803,909

GameStop Corp. March 17, 2004	Page 11

Schedule I
GameStop Corp.
Pro-Forma Statement of Operations
(in thousands, except per share data)

	13 weeks	13 weeks
	ended	ended
	January 31, 2004	February 1, 2003
Sales	$625,381	$520,396
Cost of sales (1)	460,738	387,191

Gross profit	164,643	133,205
Selling, general and administrative expenses (1)	90,582	74,821
Depreciation and amortization	8,140	5,948

Operating earnings	65,921	52,436
Interest expense (income), net	(156)	(375)

Earnings before income tax expense	66,077	52,811
Income tax expense	25,910	21,269

Net earnings	$40,167	$31,542

Net earnings per common share:
Basic	$0.72	$0.55
Diluted	$0.68	$0.52
Weighted average common shares outstanding:
Basic	55,705	57,040
Diluted	59,195	60,561

GameStop Corp. March 17, 2004	Page 12

	13 weeks	13 weeks
	ended	ended
	January 31, 2004	February 1, 2003
Percentage of sales:
Sales	100.0%	100.0%
Cost of sales	73.7%	74.4%

Gross profit	26.3%	25.6%
SG&A expenses	14.5%	14.4%
Depreciation and amortization	1.3%	1.1%

Operating earnings	10.5%	10.1%
Interest expense (income), net	—	(0.1)%

Earnings before income tax expense	10.5%	10.2%
Income tax expense	4.1%	4.1%

Net earnings	6.4%	6.1%

Footnote to Schedule I:

(1)	If GameStop had implemented EITF 02-16 prior to the beginning of fiscal 2002, vendor allowances in excess of reimbursement for specific, incremental, identifiable costs would have equated to $6,362 for the 13 weeks ended February 1, 2003. GameStop would have recognized vendor allowances as a reduction in cost of sales aggregating $967 during the 13 weeks ended January 31, 2004. GameStop would have deferred vendor allowances aggregating $76 as a reduction in merchandise inventories during the 13 weeks ended February 1, 2003.

GameStop Corp. March 17, 2004	Page 13

Schedule II
GameStop Corp.
Pro-Forma Statement of Operations
(in thousands, except per share data)

	52 weeks	52 weeks
	ended	ended
	January 31, 2004	February 1, 2003
Sales	$1,578,838	$1,352,791
Cost of sales (1)	1,138,596	984,530

Gross profit	440,242	368,261
Selling, general and administrative expenses (1)	303,243	258,972
Depreciation and amortization	28,947	22,553

Operating earnings	108,052	86,736
Interest expense (income), net	(804)	(630)

Earnings before income tax expense	108,856	87,366
Income tax expense	43,108	35,160

Net earnings	$65,748	$52,206

Net earnings per common share:
Basic	$1.17	$0.93
Diluted	$1.10	$0.86
Weighted average common shares outstanding:
Basic	56,330	56,289
Diluted	59,764	60,419

GameStop Corp. March 17, 2004	Page 14

	52 weeks	52 weeks
	ended	ended
	January 31, 2004	February 1, 2003
Percentage of sales:
Sales	100.0%	100.0%
Cost of sales	72.1%	72.8%

Gross profit	27.9%	27.2%
SG&A expenses	19.2%	19.1%
Depreciation and amortization	1.8%	1.7%

Operating earnings	6.9%	6.4%
Interest expense (income), net	—	(0.1%)

Earnings before income tax expense	6.9%	6.5%
Income tax expense	2.7%	2.6%

Net earnings	4.2%	3.9%

Footnote to Schedule II:

(1)	If GameStop had implemented EITF 02-16 prior to the beginning of fiscal 2002, vendor allowances in excess of reimbursement for specific, incremental, identifiable costs would have equated to $25,296 for the 52 weeks ended February 1, 2003. GameStop would have recognized vendor allowances as a reduction in cost of sales aggregating $3,668 during the 52 weeks ended January 31, 2004. GameStop would have deferred vendor allowances aggregating $335 as a reduction in merchandise inventories during the 52 weeks ended February 1, 2003.